UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report:  January 17, 2018

Real Industry, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 Park East Drive, Suite 300 Beachwood, OH 44122
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1
.03
Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on November 17, 2017, Real Industry, Inc. (the “Company”), Real Alloy Intermediate Holding, LLC (“RAIH”), Real Alloy Holding, Inc. (“Real Alloy”) and certain of Real Alloy’s wholly-owned U.S. subsidiaries (collectively with RAIH and Real Alloy, the “Real Alloy Debtors,” and the Real Alloy Debtors with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being jointly administered under the caption “In re Real Industry, Inc., et al.”, Case No. 17-12464, in the Bankruptcy Court (the “Chapter 11 Proceedings”). The Debtors continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions and orders of the Bankruptcy Code.

In addition to the discussion of the RA DIP Final Order and RA DIP Financing (each as defined below), the information set forth below in Item 5.02 of this Current Report on Form 8-K regarding the KEIP, KERP and the CRO Order (each as defined below) is incorporated herein by reference.

Updated Real Alloy DIP Facility

On January 17, 2018, the Bankruptcy Court entered a final order, the Final Order (I) Authorizing Debtors to Obtain Postpetition Financing Pursuant to Section 364 of the Bankruptcy Code, (II) Authorizing the Use of Cash Collateral Pursuant to Section 363 of the Bankruptcy Code, (III) Granting Adequate Protection to the Prepetition Secured Parties Pursuant to Section 361, 362, 363 and 364 of the Bankruptcy Code, (IV) Granting Liens and Superpriority Claims, and (V) Modifying the Automatic Stay (the “RA DIP Final Order”), which authorized the Real Alloy Debtors to obtain on a final basis the debtor-in-possession (DIP) financing (the “RA DIP Financing”) previously detailed by the Company in its Current Report on Form 8-K, filed on November 27, 2017 (the “November 27 Form 8-K”).

The RA DIP Financing is comprised of (i) up to $85 million in new money senior secured priming and superpriority postpetition debtor-in-possession notes issued by Real Alloy and guaranteed by RAIH and the other Real Alloy Debtors (the “New Money DIP Notes”),  (ii) an additional series of senior secured priming and superpriority postpetition debtor-in-possession notes to be issued by Real Alloy and guaranteed by RAIH and the other Real Alloy Debtors in the aggregate principal amount of $170 million (the “Roll Up DIP Notes”)in exchange for $170 million of 10.00% Senior Secured Notes Due 2019 of Real Alloy (the “RA Notes”), and (iii) up to $110 million in borrowing by certain of the Real Alloy Debtors under a senior secured priming and superpriority postpetition financing in the form of a revolving credit facility (the “DIP ABL Facility”).

Proceeds of up to $65 million of the New Money DIP Notes shall be used exclusively by Real Alloy Debtors to fund their operations, and proceeds of up to $20 million (with such final amount determined by certain requisite DIP noteholders) of the New Money DIP Notes shall be used exclusively to fund the operations of the Real Alloy foreign subsidiaries (collectively, with the Roll Up Notes, the “RA DIP Notes Facility”). The Bankruptcy Court authorized the RA DIP Notes Facility to be entered into under the terms of (1) the RA DIP Final Order, (2) the November 21, 2017 Note Purchase Agreement by and among Real Alloy as issuer and RAIH and the other Real Alloy Debtors as guarantors and the purchasers thereto (as detailed in the November 27 Form 8-K), as amended, as the case may be, (3) the Third Supplemental Indenture to the RA Notes to be executed by the Real Alloy Debtors, Cortland Capital Markets Services LLC (as Roll-Up Notes Agent), and Wilmington Trust, N.A. (as Initial Notes Trustee and Notes Collateral Trustee), as the case may be, and (4) certain other related documents to be entered into by such parties.

The proceeds of the New Money DIP Notes will be used, among other things, to (w) fund ongoing working capital, general corporate expenditures, and other financing needs of the Real Alloy Debtors, (x) provide certain protection to the secured parties under the RA Notes, (y) pay certain transaction fees and other costs and expenses of administration of the Chapter 11 Proceedings, and (z) pay fees, expenses and interest owed to the holders of the New Money DIP Notes and Roll Up DIP Notes. The purchasers of the New Money DIP Notes are entitled to exchange their existing RA Notes for Roll Up DIP Notes.

The $110 million DIP ABL Facility includes a letter of credit sub-facility for up to $25 million. The Bankruptcy Court authorized the Debtors to incur, on a final basis, the obligations under the DIP ABL Facility pursuant to the terms of the RA DIP Final Order, the Debtor-in-Possession Revolving Credit Agreement, dated as of November 20, 2017, entered into with Bank of America, N.A. as administrative agent and collateral agent (the “DIP ABL Agreement”, previously filed with the November 27 Form 8-K), and certain other loan documents described in the DIP ABL Agreement.

The proceeds of the DIP ABL Facility will be used, among other things, to (a) fund ongoing working capital, general corporate expenditures, and other financing needs of the Real Alloy Debtors, (b) provide letters of credit for the account of the Real Alloy Debtors, (c) provide certain protection to the secured parties under the Prior ABL Facility (as defined below), (d) pay certain transaction fees and other costs and expenses of administration of the Chapter 11 Proceedings, and (e) pay fees, expenses and interest owed to the secured parties under the DIP ABL Facility. Moreover, the Real Alloy Debtors will use proceeds of collateral on which the DIP ABL Facility has priority to repay the prepetition obligations under Real Alloy’s asset based lending facility, dated as of March 14, 2017, with Bank of America, N.A. (the “Prior ABL Facility”).

The foregoing descriptions of the RA DIP Final Order and the RA DIP Financing do not purport to be complete and are qualified in its entirety by reference to the RA DIP Final Order filed as Exhibit 99.1, hereto and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2018, the Bankruptcy Court approved a Key Employee Incentive Plan (“KEIP”) and a Key Employee Retention Plan (“KERP”) for the Real Alloy Debtors pursuant to that certain Order (I) Approving the Real Alloy Debtors’ (A) Key Employee Incentive Plan and (B) Key Employee Retention Plan, and (II) Granting Related Relief.  The KEIP and KERP operate in lieu of the Real Alloy Management Incentive Program, which program has been suspended during the Chapter 11 Proceedings and which normally provides bonuses of up to 35% of base salary to employees in respect of the performance of the business. The KEIP and the KERP are applicable only to the Real Alloy Debtors and not the Company, and the Company has neither sought nor received approval for similar plans for its employees and officers. Other than Michael Hobey, who serves both as the Chief Financial Officer of Real Alloy and the Interim Chief Executive Officer, President and Chief Financial Officer of the Company, no Company executive is a participant in the KEIP or KERP.

Key Employee Incentive Plan

The KEIP is designed to incentivize certain key officers of Real Alloy during the Chapter 11 reorganization and incentivize a successful sale of substantially all of the assets of the Real Alloy Debtors or a change of control transaction pursuant to Section 363 of the Bankruptcy Code (“Section 363 Sale”), as previously discussed by the Company in the November 27 Form 8-K.

The KEIP applies to eight key executives employed by the Real Alloy Debtors, including Real Alloy President Terry Hogan and Real Alloy Chief Financial Officer Michael Hobey. If each of the KEIP target goals is exceeded to the fullest extent, the maximum aggregate amount available under the KEIP is a total of $1.733 million (if $100,000 is transferred from the KERP). Individual participants in the KEIP receive a percentage of these aggregate amounts, which is calculated based on his or her base bonus divided by the aggregate of all bonuses, with such percentages filed with the Bankruptcy Court under seal. Mr. Hogan is eligible to receive 20.9% of the total funds available to be paid under the KEIP, and Mr. Hobey is eligible to receive 18.3%.

The KEIP is comprised of three separate parts: (i) the Asset Sale Bonus, (ii) the DIP Budget Bonus, and (iii) the EBITDA Achievement Bonus (each as defined below), each of which may be separately earned upon the achievement of the Real Alloy Debtors against certain financial metrics in the Section 363 Sale process. While the DIP Budget Bonus is either earned at 100% or not earned at all, each of the EBITDA Achievement Bonus and the Asset Sale Bonus may be earned in part or may be earned in excess of the target amount.

The Asset Sale Bonus is based on the sale price in the Section 363 Sale, defined to be the sum of the purchase price (i.e., proceeds of any sale available for distribution by the Real Alloy Debtors to holders of claims of any type or priority against their estates, excluding payments of claims by the Real Alloy Debtors pursuant to any transaction documents with the purchaser), $20 million, and the value of assumed claims under Section 503(b)(9) of the Bankruptcy Code (“Section 503(b)(9)”) net of setoff and reasonable estimates of avoidance actions. The Asset Sale Bonus may be earned from 0% to 150% achievement between the $300 million minimum and $450 million maximum thresholds, with a straight-line interpolation between the intermediate sale price thresholds.

Sale Price (in millions)	Percentage of KEIP Bonus	KEIP Proceeds (assuming full $1.3 million available)	Gross Sale Price/ LTM EBITDA
$300 & Under	0%	$ --	5.5x
$310	50%	$ 216,667	5.7x
$320	65%	$ 281,667	5.8x
$330	80%	$ 346,667	6.0x
$340	95%	$ 411,667	6.2x
$350	100%	$ 433,333	6.4x

$375	105%	$ 455,000	6.8x
$400	110%	$ 476,667	7.3x
$425	125%	$ 541,667	7.8x
$450	150%	$ 650,000	8.2x

The DIP Budget Bonus is based on Real Alloy’s net cash flow  (excluding professional fees and payments under Section 503(b)(9) or to critical vendors in the Chapter 11 Proceedings) as compared to Real Alloy’s net cash flow in its original budget provided to its DIP lenders. The DIP Budget Bonus is earned at 100% (for an aggregate $433,333)  if 95% or greater of this amount is achieved; under 95%, no amount is payable.

The EBITDA Achievement Bonus is payable based on percentage achievement against a specified target EBITDA, comparing actual EBITDA against the monthly budget for 2018, prepared by Real Alloy on December 20, 2017. The EBITDA Achievement Bonus is subject to a threshold 90% percentage Target EBITDA achievement, and is earned at 150% for actual EBITDA exceeding 110% of Target EBITDA.

Percentage of EBITDA Achieved	Percentage of KEIP Bonus	KEIP Proceeds (assuming full $1.3 million available)
Less than 90%	0%	$ --
90% - 100%	100%	$ 433,333
Above 100%-110%	110%	$ 476,667
Above 110%	150%	$ 650,000

Any amounts earned under the KEIP generally will be paid to participants concurrent with a closing of a Section 363 Sale, except that twenty five percent (25%) of any amounts earned in respect of exceeding 100% of the Asset Sale Bonus and/or EBITDA Achievement percentage will be payable upon the consummation of the Chapter 11 plan of reorganization for the Real Alloy Debtors. Participants in the KEIP must waive claims against the Real Alloy Debtors, and if a participant resigns or is terminated for cause, his or her KEIP bonus will be forfeited. However, participants in the KEIP are not otherwise required to remain employed by Real Alloy through the date of consummation of a Real Alloy plan of reorganization in order to receive KEIP payments. Payments of bonuses under the KEIP are based on the performance of the Real Alloy Debtors and results of the Section 363 Sale process, and are not based on individual performance of participants.

Key Employee Retention Plan

The purpose of the KERP is to maintain business continuity for the Real Alloy Debtors and preserve value for all stakeholders.

The KERP applies to approximately 275-300 Real Alloy employees who are not insiders of the Company or the Real Alloy Debtors and excludes any participant in the KEIP. The maximum aggregate amount available to the KERP is $1.3 million.  Individual participants in the KERP receive up to a specified KERP bonus amount, with such amount being filed with the Bankruptcy Court under seal. The KERP will be in effect through an asset sale or change of control transaction, and payable in cash in full upon the consummation of a sale.

Participants in the KERP must waive claims against the Real Alloy Debtors, and if a participant resigns or is terminated for cause, his or her KERP bonus will be forfeited. A KERP bonus is still payable to any employee terminated due to a change of control. The amount of a participant’s KERP bonus will be reduced by the amount he or she may receive in respect of another performance bonus.

Engagement of Mohsin Y. Meghji and M-III Advisory Partners

As previously announced in the Current Report on Form 8-K filed by the Company on December 6, 2017, on November 30, 2017, the Real Alloy Debtors engaged M-III Advisory Partners, LP (“M-III”), and retained Mohsin Y. Meghji to serve as Chief Restructuring Officer (“CRO”) of the Real Alloy Debtors.

On January 17, 2018, the Bankruptcy Court entered that certain Order Granting the Debtors’ Motion for Entry of An Order (I) Authorizing the Debtors to Employ and Retain Mohsin Y. Meghji as Chief Restructuring Officer Nunc Pro Tunc to November 30, 2017 and (II) Granting Related Relief (the “CRO Order”) authorizing the engagement of M-III by the Real Alloy Debtors to provide Mr. Meghji’s services as, and only as, CRO to the Real Alloy Debtors, with the assistance of two supporting professionals from M-III.   Under the CRO Order, any expansion of duties or the engagement of M-III, or the addition of new personnel, require approval of the Bankruptcy Court. The CRO Order prohibits any principal, employee or independent contractor of M-III from service as a director to any of the Debtors during the Chapter 11 Proceedings and also prohibits M-III and its affiliates from making any investment in the Debtors, or their reorganized debtor entities, for a period of three years following the conclusion of M-III’s engagement.  The CRO Order also restricts indemnification of M-III during the Chapter 11 Proceedings, except for individuals serving as executive officers of the Debtors, who may be indemnified on the same terms as officers and directors of the Real Alloy Debtors under state law, corporate organizational documents and director and officer insurance policies. The expenses of M-III and Mr. Meghji are borne by the Real Alloy Debtors.

Item 8.01	Other Events.

On January 17, 2018, the Bankruptcy Court entered a final order, Final Order (A) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Stock and (B) Granting Related Relief (the “Final Trading Order”), approving the procedures previously approved by the Bankruptcy Court on November 20, 2017 in its Interim Order (A) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Stock and (B) Granting Related Relief (the “Interim Trading Order”). Details of the Interim Trading Order were previously detailed by the Company in its Current Report on Form 8-K, filed on November 27, 2017.

The Final Trading Order provides final approval of the Interim Trading Order, which mandated certain procedures with respect to (i) the holding by any person or entity of (x) common stock of the Company in excess of 1.34 million shares (approximately 4.5% of the common stock issued and outstanding) or (y) any shares of the Company’s Series B Non-Participating Preferred Stock (a “Substantial Shareholder”), (ii) the proposed acquisition or disposition of common or preferred shares by a Substantial Shareholder, (iii) the proposed acquisition of common or preferred shares which would result in a person or entity becoming a Substantial Shareholder, and (iv) the process for the Debtors and any official committee in the Chapter 11 Proceedings to object to any such proposed transfer of equity shares by a Substantial Shareholder. The Final Trading Order also provides final approval of the Interim Trading Order’s imposition of certain procedures on beneficial owners of 50% or more of any class of the Company’s equity securities (“50-Percent Shareholders”) to report such status and to provide advance notice of planned tax deductions based on the worthlessness of such stock by 50-Percent Shareholders, and sets forth the process for the Debtors and any official committee in the Chapter 11 Proceedings to object to any such proposed declaration of worthlessness.

The procedures approved by the Final Trading Order from the Interim Trading Order are aimed at the protection of the Company’s net operating losses (“NOLs”). The Final Trading Order declares that any transfers of shares or declarations of worthlessness in violation of the procedures in the Final Trading Order are null and void ab initio, and mandates the enforcement of the Company’s existing provisions in its Bylaws and Amended and Restated Rights Agreement relating to the protection of the NOLs.

.03

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in its securities during the pendency of the Chapter 11 Proceedings is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of such securities in the Chapter 11 Proceedings.

Additional Information on the Chapter 11 Proceedings

Court filings and other information related to the court-supervised proceedings are available at a website administered by the Company’s claims agent, Prime Clerk, at https://cases.primeclerk.com/realindustry.  Additional information on Real Industry can be found at its website www.realindustryinc.com.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which are based on our current expectations, estimates, and projections about the businesses and prospects of the Company, Real Alloy and their subsidiaries (“we” or “us”), as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements discuss, among other matters: our financial and operational results, as well as our expectations for future financial trends and performance of our business in future periods; our strategy; risks and uncertainties associated with

Chapter 11 proceedings; the negative impacts on our businesses as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a Chapter 11 plan of reorganization for our businesses; the adequacy of the capital resources of our businesses and the difficulty in forecasting the liquidity requirements of the operations of our businesses; the unpredictability of our financial results while in Chapter 11 proceedings; our ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of Real Alloy’s Senior Secured Notes, its asset-based facility lender, and its trade creditors; risks and uncertainties with performing under the terms of the Debtors’ debtor-in-possession (“DIP”) financing arrangements and any other arrangement with lenders or creditors while in Chapter 11 proceedings; the Debtors’ ability to operate our businesses within the terms of our respective DIP financing arrangements;  the forecasted uses of funds in the Debtors’ DIP budgets; the impact of Real Alloy’s Chief Restructuring Officer on its restructuring efforts and negotiations with creditors and other stakeholders in the Chapter 11 proceedings; our ability to retain employees, suppliers and customers as a result of Chapter 11 proceedings; the ability to pay any amounts under key employee incentive or retention plans adopted in connection with the Chapter 11 proceedings; Real Alloy’s ability to conduct business as usual in the United States and worldwide; Real Alloy’s ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from Real Alloy; our ability to continue to pay suppliers and vendors;  our ability to fund ongoing business operations through the applicable DIP financing arrangements; the use of the funds anticipated to be received in the DIP financing arrangements;  the ability to control costs during Chapter 11 proceedings; the risk that our Chapter 11 proceedings may be converted to cases under Chapter 7 of the Bankruptcy Code; the ability of the Company to preserve and utilize the NOLs following Chapter 11 proceedings; the Company’s ability to secure operating capital; the Company’s ability to take advantage of opportunities to acquire assets with upside potential; the Company’s ability to execute on its strategic plan to evaluate and close potential M&A opportunities; our long-term outlook; our preparation for future market conditions; and any statements or assumptions underlying any of the foregoing. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such differences include, but are not limited to, the decisions of the bankruptcy court; negotiations with Real Alloy’s debtholders,  our creditors and any committee approved by the bankruptcy court;  negotiations with lenders on the definitive DIP financing, equity investment and post-emergence credit facility documents; the Company’s ability to meet the closing conditions of its DIP financing, equity investment or post-emergence credit facilities; the Debtors’ ability to meet the requirements, and compliance with the terms, including restrictive covenants, of their respective DIP financing arrangements and any other financial arrangement while in Chapter 11 proceedings; changes in our operational or cash needs from the assumptions underlying our DIP budgets and forecasts; changes in our cash needs as compared to our historical operations or our planned reductions in operating expense; adverse litigation; changes in domestic and international demand for recycled aluminum; the cyclical nature and general health of the aluminum industry and related industries; commodity and scrap price fluctuations and our ability to enter into effective commodity derivatives or arrangements to effectively manage our exposure to such commodity price fluctuations; inventory risks, commodity price risks, and energy risks associated with Real Alloy’s buy/sell business model; the impact of tariffs and trade regulations on our operations; the impact of the recently approved U.S. tax legislation and any other changes in U.S. or non-U.S. tax laws on our operations or the value of our NOLs; our ability to successfully identify, acquire and integrate additional companies and businesses that perform and meet expectations after completion of such acquisitions; our ability to achieve future profitability; our ability to control operating costs and other expenses; that general economic conditions may be worse than expected; that competition may increase significantly; changes in laws or government regulations or policies affecting our current business operations and/or our legacy businesses, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Real Industry, Inc.’s Forms 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 10, 2017, August 8, 2017 and November 9, 2017 and Form 10-K filed with the SEC on March 13, 2017, and similar disclosures in subsequent reports filed with the SEC.

Item 9.01	Financial Statements and Exhibits

(d) EXHIBITS.  The following exhibits are filed herewith:

Exhibit 99.1Final Order of the Bankruptcy Court, dated January 17, 2018, regarding the Real Alloy Debtors DIP Facility.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Final Order of the Bankruptcy Court, dated January 17, 2018, regarding the Real Alloy Debtors DIP Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

anuayr
REAL INDUSTRY, INC.

Date: January 23, 2018	By:	/s/ Kelly G. Howard
	Name:	Kelly G. Howard
	Title:	Executive Vice President and General Counsel